UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2013

CHINA BAK BATTERY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address, including zip code, of principal executive offices)

(86-755) 6188-6818, ext 6856
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 7, 2013, the Board of Directors of China BAK Battery, Inc. (the “Company”) appointed Mr. Danny Pan as the Company’s Chief Financial Officer, Treasurer and Secretary, effective immediately. At the same time, Mr. Xiangqian Li resigned as the Interim Chief Financial Officer, Treasurer and Secretary of the Company. As previously disclosed, the Company was in the process of seeking a new Chief Financial Officer after the former Chief Financial Officer, Mr. Ke Marcus Cui resigned on August 8, 2012.

Mr. Pan, age 41, is a Canadian Chinese with over 15 years of financial advisory experience in Hong Kong and Mainland China. Prior to joining the Company, Mr. Pan served from 2009 as CFO and successfully completed the pre-IPO fund raising for Great East Packaging Group, a leading PRC Coke supplier of PET bottles and OEM bottled water. From 2010 to 2012, Mr. Pan also served as a financial adviser for Mr. Jiang Xiaosong, the major planner and promoter of Boao Forum for Asia and the Chairman of Chambow Group. From 2003 to 2008, Mr. Pan held the Financial Controller position at a Sino-Japanese joint venture, Meng Ding Tea, in Sichuan Province that specialized in tea processing. Mr. Pan began his career with PricewaterhouseCoopers focusing on IPO and multinational corporation audit. In 1996, Mr. Pan earned his bachelor of Business Administration in Accounting at Simon Fraser University in Canada and became a member of AICPA in 2001. Mr. Pan is fluent in English, Mandarin and Cantonese.

On January 7, 2013, the Company and Mr. Pan entered into an employment agreement (the "Employment Agreement"). The initial term of the Employment Agreement is two years ending on January 7, 2015. Unless terminated earlier pursuant to the Employment Agreement, upon expiration of the initial term the employment will be automatically extended for successive one-year terms unless either party give the other party a one-month written notice to terminate the employment prior to the expiration of such term. The Employment Agreement provides that Mr. Pan’s annual base salary is RMB 192,000 (approximately $30,380). Mr. Pan is also eligible for participating in the Company’s equity incentive plan and others standard employee benefit plans. The Employment Agreement also contains covenants prohibiting Mr. Pan from competing with the Company during his employment and for a period of one year following the termination of his employment with the Company or disclosing any confidential information of the Company both during his employment and after the termination of employment.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Employment Agreement and is qualified in its entirety by reference to the provisions of such agreement attached to this report as Exhibit 10.1.

There is no family relationship exists between Mr. Pan and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Pan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of a January 8, 2013 press release announcing Mr. Pan’s appointment is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated January 7, 2013, by and between the Company and Danny Pan
99.1	Press Release, dated January 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: January 8, 2013	By:	/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, dated January 7, 2013, by and between the Company and Danny Pan
99.1	Press Release, dated January 8, 2013